      Series A Cumulative Redeemable
  Preferred Shares of Beneficial Interest,
         Par Value $.001 Per Shares
      (Liquidation Preference Equal to
              $25.00 Per Share)

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NUMBER                                                                 SHARES
                                    [LOGO]

CP
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         CENTERPOINT PROPERTIES TRUST           Organized under the laws of the
                                                State of Maryland

         THIS CERTIFIES THAT                    CUSIP 151895 20 8

                                                See reverse for transfer
                                                restrictions and certain
                                                definitions


          IS THE OWNER OF

              FULLY PAID AND NONASSESSABLE PREFERRED SHARES OF BENEFICIAL INTEREST, PAR VALUE $.001 PER SHARE, OF,

          CENTER POINT PROPERTIES TRUST TRANSFERABLE ON THE BOOKS OF THE TRUST IN PERSON OR BY DULY AUTHORIZED ATTORNEY ON THE SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL OF THE PROVISIONS OF THE DECLARATION OF TRUST OF THE TRUST, AS THE SAME MAY BE AMENDED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR.

                 WITNESS THE FACSIMILE SEAL OF THE TRUST AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

          DATED:

(Trust Seal)


          Secretary                                      President

          Countersigned and Registered.

                 FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                        Transfer Agent and Registrar

          By:

                                        Authorized Signature


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                             CENTERPOINT PROPERTIES TRUST

The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no person may Beneficially Own Common Shares and/or Preferred Shares in excess of 9.8% (or such greater percentage as may be determined by the Trustees of the Trust) of the number or value of the outstanding Equity Shares of the Trust (unless such person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own Common Shares or Preferred Shares in excess of the above limitation must notify the Trust in writing at least 15 days prior to such proposed or attempted transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as shares of Excess Shares which will be held in trust by the Trust.

ON WRITTEN REQUEST TO THE TRANSFER AGENT, THE TRUST WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOLDER A COPY OF THE DECLARATION OF TRUST OF THE TRUST, AS MAY BE AMENDED FROM TIME TO TIME, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER. IN ADDITION, THE TRUST WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOLDER, ON WRITTEN REQUEST TO THE TRANSFER AGENT, A FULL STATEMENT OF
(1) THE DESIGNATIONS AND PREFERENCES, CONVERSIONS AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO THE DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE TRUST IS AUTHORIZED TO ISSUE AND (2) THE AUTHORITY OF THE TRUSTEES TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.

     The following abbreviations, when used in the inscription on the face of the Certificate, shall be construed as through they were written out in full according to applicable laws or regulations:



      TEN COM--as tenants in common                               UNIF GIFT MIN ACT________Custodian__________
      TEN ENT--as tenants by the entireties                                         (Cust)            (Minor)
      IN TEN --as joint tenants with right of survivorship                          under Uniform Gifts to Minors
                and not as tenants in common                                        Act _________________________
                                                                                                (State)

                   Additional abbreviations may also be used through not in the above list.


                                  ASSIGNMENT

     For value received, __________________________, hereby sell, assign and transfer unto


(Please insert U.S. social security number or other identifying number of Assignee.)

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(Please print or typewrite name and address, including zip code, of assignee)

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Shares of beneficial interest represented by the within Certificate, and so hereby irrevocably constitute and appoint

-----------------------------------------------------------------------Attorney,
to transfer the Shares on the books of the within-named Trust, with full power of substitution in the premises.

Dated:                                Signature:
      ----------------------------              --------------------------------
                                                NOTE: The signature to this
                                                Assignment must correspond with
                                                the name as written upon the
                                                face of this Certificate in
                                                every particular, without
                                                alteration or enlargement or
                                                any change whatever.